Exhibit 5.1

SIDLEY AUSTIN LLP WOOLGATE EXCHANGE 25 BASINGHALL STREET LONDON EC2V 5HA DX NUMBER 580 LONDON CITY +44 (0) 20 7360 3600 +44 (0) 20 7626 7937 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

Your Ref:	Our Ref:

Allied Irish Banks, p.l.c.

Bankcentre

Ballsbridge

Dublin 4

Ireland

June 2, 2008

Ladies and Gentlemen:

We have acted as special United States counsel to Allied Irish Banks, p.l.c., a public limited company incorporated under the laws of Ireland (the “Bank”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of an unspecified aggregate initial offering price or number of (i) debt securities, which may be senior obligations (the “Senior Debt Securities”), subordinated obligations having a stated maturity date (the “Dated Subordinated Debt Securities”) or subordinated obligations having no stated maturity date (the “Undated Subordinated Debt Securities” and, together with the Senior Debt Securities and the Dated Subordinated Debt Securities, the “Debt Securities”) and (ii) preference shares (“Preference Shares”) of the Bank, which Preference Shares may be represented by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated as of June 2, 2008 (the “Deposit Agreement”), among the Bank, The Bank of New York, as depositary (the “Depositary”) and the holders from time to time of ADRs issued thereunder. The Debt Securities of the Bank are to be issued under (i) the Senior Debt Securities Indenture dated as of June 2, 2008 between the Bank and The Bank of New York (the “Trustee”) (the “Senior Debt Securities Indenture”); (ii) the Dated Subordinated Debt Securities Indenture dated as of June 2, 2008 between the Bank and the Trustee (the “Dated Subordinated Debt Securities Indenture”); and (iii) the Undated Subordinated Debt Securities Indenture dated as of June 2, 2008 between the Bank and Trustee (the “Undated Subordinated Debt Securities Indenture,” and together with the Senior Indenture and the Dated Subordinated Indenture, the “Indentures”). The Senior Debt Securities, the Dated Subordinated Debt Securities, the Undated Subordinated Debt Securities and the Preference Shares (to be evidenced by ADRs) are hereinafter referred to collectively as the “Securities.”

Sidley Austin LLP is a limited liability partnership formed and registered under the laws of the

State of Delaware. The offices listed above (other than London) are offices of associated Sidley Austin partnerships.

A list of names of partners in the partnership is available at Woolgate Exchange 25 Basinghall Street, London, EC2V 5HA.

Regulated by the Solicitors Regulation Authority.

Allied Irish Banks, p.l.c.

June 2, 2008

We have conducted such examinations of law as we have deemed necessary or appropriate as the basis for the opinions set forth below. We have also examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion, including the following documents:

1.	A conformed copy of the registration statement on Form F-3 relating to the registration of the Securities to be issued from time to time by the Bank (the “Registration Statement”). The prospectus dated June 2, 2008, in the form included in the Registration Statement, is hereinafter referred to as the “Prospectus.”

2.	A signed copy of the Senior Debt Securities Indenture.

3.	A signed copy of the Dated Subordinated Debt Securities Indenture.

4.	A signed copy of the Undated Subordinated Debt Securities Indenture.

5.	A signed copy of the Deposit Agreement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, without independent investigation or verification, upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Bank and others.

Based upon the foregoing and subject to qualifications, exceptions, assumptions and limitations set forth below, we are of the opinion that:

(1)	Assuming each of the Indentures has been duly authorized, executed and delivered by the Bank and the Trustee, and that each of the Bank and the Trustee is validly existing in the jurisdiction of its organization and has full power, authority and legal right to enter into and perform its obligations thereunder, each of the Indentures (other than the subordination provisions contained in the Dated Subordinated Debt Securities Indenture and Undated Subordinated Debt Securities Indenture, which are expressed to be governed by Irish law, and as to which we express no opinion) constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms.

Allied Irish Banks, p.l.c.

June 2, 2008

(2)	Assuming the Debt Securities have been duly authorized by the Bank and that the Bank is validly existing under the laws of Ireland at that time, when executed and authenticated pursuant to the relevant Indenture and issued and delivered as contemplated in the Registration Statement, the Debt Securities (other than the subordination provisions of the Dated Subordinated Debt Securities and Undated Subordinated Debt Securities, which are expressed to be governed by Irish law, and as to which we express no opinion) will constitute valid and legally binding obligations of the Bank enforceable against the Bank in accordance with their terms and entitled to the benefits of the relevant Indenture.

(3)	The statements in the Prospectus under the caption “Tax Considerations – U.S. Taxation,” insofar as such statements purport to summarize United States federal income tax law, are accurate in all material respects.

Our opinions are confined to matters of the federal laws of the United States of America and the laws of the State of New York in effect on the date hereof, and we express no opinion or belief as to matters of the laws of Ireland or any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. With respect to matters of Irish law, reference is made to the opinion of even date herewith of Matheson Ormsby Prentice, the Bank’s Irish solicitors, filed as part of the Registration Statement.

With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Indentures and the Debt Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and further to the extent that enforcement of any Debt

Allied Irish Banks, p.l.c.

June 2, 2008

Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Sidley Austin LLP